UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2009

GOLD STANDARD MINING CORP.

(Name of small business issuer specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53434 (Commission File No.)	80-0250289 (I.R.S. Employer Identification No.)

190 N. Canon Drive Suite 420

Beverly Hills, CA  90210

(Address of principal executive offices)

1-310-246-9510

(Registrant’s telephone number)

FLUID SOLUTIONS, INC.

Ampelon 3, Kilkis, Greece 61100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 29, 2009, the Issuer changed its name from Fluid Solutions, Inc. to Gold Standard Mining Corp.  Effective July 31, 2009, the issuer effected 1-3.3 forward split of its common share capital, which increased the total outstanding common shares to 142,699,522.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009	FLUID SOLUTIONS, INC. By: /s/ Pantelis Zachos Chief Executive Office

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